Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report, on Form 10-Q, of Sun Bancorp, Inc. (the “Company”), for the period ending June 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), I, James P. Radick, Senior Vice President of Finance of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered by the Report.

/s/ James P. Radick
Senior Vice President of Finance

Date:	August 6, 2004